EMPLOYMENT AGREEMENT


         AGREEMENT, dated as of March 13, 2000, between Henry B. Murray (hereinafter called "MURRAY") and VICON INDUSTRIES, INC., a New York corporation, having its principal place of business at 89 Arkay Drive, Hauppauge, New York 11788 (hereinafter called the "Company").

         WHEREAS, the Company wishes to retain and MURRAY desires to offer his services to the Company,

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties covenant and agree as follows:

          1.      Employment.  The Company shall employ MURRAY as its Executive
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 Vice President throughout the term of this Agreement, and MURRAY hereby accepts such employment.

          2.      Term.  The term of this  Agreement  shall  commence as of the
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date of this Agreement and end on March 12, 2002 unless terminated earlier by the Company for cause.

          3.      Compensation.
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                 A. The Company  shall pay MURRAY a base salary of $200,000  per annum, subject to periodic adjustment as determined by the President of the Company with Board of Directors approval, but in any event shall not be less than the base salary so indicated.

                B.  MURRAY's base salary shall be payable monthly or bi-weekly.

                C. MURRAY shall also be entitled to participate in any life insurance, medical, dental, hospital, disability, 401(k) or other benefit plans as may from time to time be made available to the officers of the Company, subject to the general eligibility requirements of such plans. Subject to plan availability and approval by the Board of Directors, the President will recommend an annual stock option grant to MURRAY based on his contribution to the Company's performance.

     4.  Covenant  not to  Compete.
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     MURRAY agrees that during the term of this Agreement and for a period of 12 months thereafter, he shall not directly or indirectly within the United States or Europe engage in, or enter the employment of or render any services to any other entity engaged in, any business of a similar nature to or in competition with the Company's business of designing, manufacturing and selling video security and surveillance equipment and protection devices anywhere in the United States and Europe. MURRAY further acknowledges that the services to be rendered under this Agreement by him are special, unique, and of extraordinary character and that a material breach by him of this section will cause the Company to suffer irreparable damage; and MURRAY agrees that in addition to any other remedy, this section shall be enforceable by negative or affirmative preliminary or permanent injunction in any Court of competent jurisdiction. MURRAY acknowledges that he may only be released from this covenant if the Company materially breach's this agreement or provides a written release of this provision.

    5. Severance Payment on Certain Terminations or Events.
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     A. If either this Agreement  expires,  or the Company  terminates  MURRAY's employment under this Agreement for reasons other than "Misconduct"; or his title and responsibilities are materially diminished, then MURRAY, at his option, may elect to receive severance payments or the balance of the amount owing under this agreement, whichever is greater, except in the case of disability under paragraph 7, without reduction for any offset or mitigation. The severance amount shall be equal to three months annual base salary at the time of such termination plus one additional month for each full year of service completed up to a maximum of twelve months.

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


     B. "Misconduct" shall mean (a) a wilful, substantial and unjustifiable refusal or inability, due to drug or alcohol impairment, to perform substantially the duties and services required of his position; (b) fraud, misappropriation or embezzlement involving the Company or its assets; or (c) conviction of a felony involving moral turpitude.

     C. MURRAY's option to elect to receive severance payments may be exercised only by written notice delivered to the Company within 30 days following the date on which MURRAY receives actual notice of termination, this Agreement expires or his title and responsibilities are materially diminished, as the case may be.

     D. In the event of an election under this section, payment of such severance shall be in lieu of any other obligation of the Company for severance payment or other post-termination compensation under this Agreement if any.

     E. The severance amount determined in 5A above shall be paid in equal monthly payments over the number of full years of MURRAY's employment.

      6.    Termination Payment on Change of Control.
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            A.  Notwithstanding  any other  provision  of this  Agreement,  if a
"Change of Control" occurs without the consent of the Board of Directors, MURRAY, at his option, may elect to terminate his obligations under this Agreement and to receive a termination payment, without reduction for any offset or mitigation, in an amount equal to three times his average annual base salary for the five years preceding the Change of Control or shorter period of actual employment, in either lump sum present valued or extended payments over three years as MURRAY shall elect.

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

            B. A "Change of Control" shall be deemed to have occurred if any entity shall directly or indirectly acquire beneficial ownership of 50% or more of the then outstanding shares of capital stock of the Company.

            C. MURRAY's option to elect to terminate his obligations and to receive a termination payment and to elect to receive a lump sum or extended payments may be exercised only by written notice delivered to the Company within 90 days following the date on which MURRAY receives actual notice of a Change of Control. In selecting this option the Company has no obligation to MURRAY for any severance payments under paragraph 5.

     7. Death or Disability. The Company may terminate this Agreement at its sole option and determination without liability for severance payments under paragraph 5 if during the term of this Agreement (a) MURRAY dies or (b) MURRAY becomes so disabled for a period of six months that he is substantially unable to perform his duties under this Agreement for such period. The Company shall be the sole judge of such disability.

      8. Arbitration. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the City of New York in accordance with the rules of the American Arbitration then in effect, and judgement upon the award rendered be entered and enforced in any court having jurisdiction thereof.

     9.     Miscellaneous.
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            A. This Agreement  contains the entire agreement between the parties and supersedes all prior agreements by the parties relating to payments by the Company upon involuntary employment termination with or without cause, however, it does not restrict or limit such other benefits as the President may determine to provide or make available to MURRAY.

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

            B. This agreement may not be waived, changed, modified or discharged orally, but only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

            C. This Agreement shall be governed by the laws of New York State applicable to contracts between New York State residents and made and to be entirely performed in New York State.

            D. If any part of this Agreement is held to be unenforceable by any court of competent jurisdiction, the remaining provisions of this Agreement shall continue in full force and effect.

            E. This Agreement shall inure to the benefit of, and be binding upon, the Company, its successor, and assigns.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.



                                                  VICON INDUSTRIES, INC.





----------------------------------              By:------------------------
Henry B.Murray                                     Kenneth M. Darby
                                                   CEO
                                                   Vicon  Industries, Inc.